Exhibit 99.2
News Release

Release: Immediate	Contact: Ronda J. Williams
312-706-3232

Oil-Dri Announces Annual Meeting and Record Date

CHICAGO - September 25, 2007 - Oil-Dri Corporation of America (NYSE: ODC) will hold its Annual Meeting of Stockholders on Tuesday, December 4, 2007.

The meeting will be held at 9:00 a.m. (Central Time) at the Standard Club, 320 South Plymouth Court, Chicago, Illinois. The record date for voting eligibility at the Annual Meeting is October 10, 2007.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.